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Management's Report on Assessment of

Compliance with Applicable Servicing Criteria

Management of Cohen Financial, a division of Truist Bank, a North Carolina banking corporation (as successor-by-merger to SunTrust Bank , a Georgia banking corporation) (referred to herein as the "Company "), is responsible for compliance with the applicable servicing criteria set forth in forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for commercial mortgage backed security transactions specified in Appendix A hereto (the "Platform") as of December 31, 2019 and for the year ended December 31, 2019 (the "Reporting Period"), excluding the inapplicable servicing criteria as set forth in Appendix B hereto (such criteria, after giving effect to the exclusions identified on Appendix B, the "Applicable Servicing Criteria").

The Company has engaged a vendor, which are not deemed to be a servicer as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific and limited activities or activities scripted by the Company as of and during the Reporting Period, and the Company elects to take responsibility for assessing compliance with the Applicable Servicing Criteria or portion of the servicing criteria applicable to such Vendors as set forth in Appendix A hereto (such criteria, the "Applicable Vendor Servicing Criteria").

The Company has policies and procedures in place designed to provide reasonable assurance that the vendor's activities comply in all material respects for the purposes of Regulation AB with the Applicable Vendor Servicing Criteria. The Company (i) has not identified and is not aware of any material instance of noncompliance by the vendor with the Applicable Vendor Servicing Criteria and (ii) has not identified any material deficiency in its policies and procedures to monitor the compliance by the vendor with the Applicable Vendor Servicing Criteria for the Reporting Period.

The Company has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2019 and for the Reporting Period with respect to the Platform taken as a whole.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the Company's compliance with the Applicable Servicing Criteria as of December 31, 2019 and for the Reporting Period as set forth in this assertion.

March 6, 2020

/s/ Eric Rosen

Eric Rosen

Head of Investor Services Operations

Cohen Financial, a Division of Truist Bank

/s/ Vance Patterson

Vance Patterson

Senior Vice President

Cohen Financial, a Division of Truist Bank

4601 College Boulevard, Suite 300 | Leawood, Kansas 66211

866.315.6212 Office | 866.315.6202 Fax

www.cohenfinancial.com

Appendix A

Cohen Financial acted as servicer on behalf of master servicers and certain investors for the transactions below.

AREIT 2019-CRE3 Trust

AREIT 2018-CREl Trust

AREIT 2018-CRE2 Trust

CGCMT 2017-1500

COMM 2014-CCRE19 Mortgage Trust

COMM 2014-CCRE21 Mortgage Trust

Freddie - Program Plus Bonds #157182

Freddie Program Plus #108094

FREMF 2011-K16

FREMF 2014-K40

FREMF 2015-K42

FREMF 2015-K44

FREMF 2015-KJ02

FREMF 2016-K55

FREMF 2016-K56

FREMF 2016-K57

FREMF 2016-K58

FREMF 2016-K59

FREMF 2016-KF17

FREMF 2016-KF19

FREMF 2016-KF23

FREMF 2016-KF25

FREMF 2016-KX02

FREMF 2017-K63

FREMF 2017-K64

FREMF 2017-K65

FREMF 2017-K67

FREMF 2017-K70

FREMF 2017-K71

FREMF 2017-K724

FREMF 2017-K728

FREMF 2017-KF35

FREMF 2017-KF36

FREMF 2017-KW03

FREMF 2018-K1508

FREMF 2018-K1509

FREMF 2018-K72

FREMF 2018-K76

FREMF 2018-K78

FREMF 2018-K80

FREMF 2018-K81

FREMF 2018-K82

FREMF 2018 -KF43

FREMF 2018-KF44

FREMF 2018-KF46

FREMF 2018-KF47

FREMF 2018-KF49

FREMF 2018-KF53

FREMF 2018-KF54

FREMF 2018-KP05

FREMF 2018-KW06

FREMF 2018-KX03

FREMF 2019-K100

FREMF 2019-K102

FREMF 2019-K1510

FREMF 2019-K1511

FREMF 2019-K1512

FREMF 2019-K734

FREMF 2019-K87

FREMF 2019-K88

FREMF 2019-K89

FREMF 2019-K90

FREMF 2019-K94

FREMF 2019-K97

FREMF 2019-K98

FREMF 2019-KC05

FREMF 2019-KF57

FREMF 2019 -KF60

FREMF 2019-KF64

FREMF 2019-KF67

FREMF 2019-KJ25

FREMF 2019-KLUl

FRETE 2017-ML01

FRETE 2017-ML02

FRETE 2019-ML06

GACM 2019 -FL1

Global Investment Holding Co Ltd.

GSMS 2016-GS2

Impac Funding Corporation

JPMBB 2014-C25

MSBAM 2014-C18

MSBAM 2015-C22

MSBAM Series 2012-C5

MSBAM Series 2013-C7

ReadyCap-SCMT 2019-SBC8

SG CRE 2018-FLI CLO

SG CRE 2019-FL2 CLO

TAH #161828

GS 2017-STAY*

CSMC 2017-CALI*

WPT 2017-WWP*

GSMS 2014-GSFL*

DAFC 2017-AMO*

CFCRE 2018-TAN*

JPMCC 2018-PTC*

JPMCC 2018-BCON*

*Cohen Financial is assigned to act as special servicer on behalf of master servicers and certain investors for the transactions below, but there were no special servicing activities performed as of and for the year ended December 31, 2019.

Appendix B

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICAB LE SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Performed by Vendor(s)	Performed by Sub- Servicer(s) or Vendor(s)	Not performed by Servicer, Vendor(s) and/or Sub- Servicer(s)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements .	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements . Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

	X			X1
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements .	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements .	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X2
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g.,escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer's records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor 's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment ).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate  bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X	X3
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X4

1 The company does not file a 10D or 10K with the Commission nor are is the Company responsible for agreeing the investor records to the Trustee. As such, criteria C and D are inapplicable.

2 There have been no additions, removals or substitutions to the asset pools executed by the Company during the Reporting Period.

3 A vendor provides limited services to the Company to pay taxes on behalf of obligors. The Company elects to take responsibility for assessing compliance with 1122(d)(4)(xi) .

4 There were no transactions within the Platform during the Reporting Period that required external enhancement.